EXHIBIT 16

                     CALCULATION OF PERFORMANCE INFORMATION

                   AST Average Annualized Total Return 1 year

        AST       Lord      JanCap    Federated AST      Federated T. Rowe   PIMCO Total
        Putnam    Abbett                        Putnam             Price
        Intl      Growth &  Growth    Utility   Balanced High      Asset     Return Bond
        Equity    Inc                 Inc                Yield     Alloc
        ----------------------------------------------------------------------------------
P=          1,000     1,000     1,000     1,000    1,000     1,000     1,000     1,000
n=              1         1         1         1        1         1         1         1
ERV=        1,097     1,186     1,284     1,115    1,112     1,136     1,131     1,034
T=          9.65%    18.56%    28.36%    11.53%   11.23%    13.58%    13.14%     3.42%

Aggregate Total Return 1 year

P=          1,000     1,000     1,000     1,000    1,000     1,000     1,000     1,000
ERV=        1,097     1,186     1,284     1,115    1,112     1,136     1,131     1,034
ATR=        9.65%    18.56%    28.36%    11.53%   11.23%    13.58%    13.14%     3.42%


AST Average Annualized Total Return 3 years

        AST       Lord      JanCap    Federated AST Putnam
        Putnam    Abbett
        Intl      Growth &  Growth    Utility   Balanced
        Equity    Inc                 Inc
        -------------------------------------------------------------------------------
P=          1,000     1,000     1,000     1,000    1,000
n=              3         3         3         3        3
ERV=        1,238     1,562     1,691     1,309    1,365
T=          7.37%    16.03%    19.14%     9.39%   10.93%

Aggregate Total Return 3 years

P=          1,000     1,000     1,000     1,000    1,000
ERV=        1,238     1,562     1,691     1,309    1,365
ATR=       23.79%    56.22%    69.11%    30.89%   36.49%

AST Average Annualized Total Return 5 years

        AST Putnam
        Intl Equity
        -------------------------------------------------------------------------------
P=          1,000
n=              5
ERV=        1,544
T=          9.08%

Aggregate Total Return 5 years

P=          1,000
ERV=        1,544
ATR=       54.43%



              INVESCO  Founder   T. Rowe   T. Rowe   Berger    Founders  T. Rowe   PIMCO Ltd Robertson
                       Cap       Price     Price                         Price
               Equity  Appreciat Intl      Intl Bond Cap       Passport  Natural   Maturity  Stephens
               Inc               Equity              Growth              Res       Bond
----------------------------------------------------------------------------------------------------
 P=            1,000    1,000     1,000     1,000     1,000     1,000     1,000     1,000
 n=                1        1         1         1         1         1         1         1
 ERV=          1,171    1,201     1,142     1,060     1,163     1,129     1,307     1,039
 T=           17.09%   20.05%    14.17%     5.98%    16.34%    12.91%    30.74%     3.90%


Aggregate Total Return 1 year

P=            1,000    1,000     1,000     1,000     1,000     1,000     1,000     1,000
ERV=          1,171    1,201     1,142     1,060     1,163     1,129     1,307     1,039

ATR=         17.09%   20.05%    14.17%     5.98%    16.34%    12.91%    30.74%     3.90%


AST Average Annualized Total Return 3 years

---------------------------------------------------------------------------------------------------

P=
n=
ERV=

T=


Aggregate Total Return 3 years
---------------------------------------------------------------------------------------------------

P=
ERV=

ATR=

AST Average Annualized Total Return 5 years
---------------------------------------------------------------------------------------------------

P=
n=
ERV=
T=


Aggregate Total Return 5 years
--------------------------------------------------------------------------------------------------

P=
ERV=

ATR=


AST Average Annualized Total Return Inception

        AST       Lord      JanCap    Federated AST      Federated T. Rowe   PIMCO Total
        Putnam    Abbett                        Putnam             Price
        Intl      Growth &  Growth    Utility   Balanced High      Asset     Return Bond
        Equity    Inc                 Inc                Yield     Alloc
        ------------------------------------------------------------------------------------
P=          1,000     1,000     1,000     1,000    1,000     1,000     1,000     1,000
n=           7.71      4.68      4.16      3.67     3.67      2.99      2.99      2.99
ERV=        2,205     1,900     1,992     1,412    1,443     1,316     1,387     1,198
T=         10.80%    14.72%    18.04%     9.88%   10.51%     9.61%    11.55%     6.21%

Aggregate Total Return Inception

P=          1,000     1,000     1,000     1,000    1,000     1,000     1,000     1,000
ERV=        2,205     1,900     1,992     1,412    1,443     1,316     1,387     1,198
ATR=      120.45%    90.03%    99.21%    41.24%   44.27%    31.61%    38.74%    19.77%


AST Average Annualized Total Return Inception

             INVESCO   Founder  T. Rowe   T. Rowe   Berger    Founders  T. Rowe   PIMCO Ltd Robertson
                        Cap      Price     Price                         Price
             Equity    AppreciatIntl      Intl Bond Cap       Passport  Natural   Maturity  Stephens
             Inc                Equity              Growth              Res       Bond
-----------------------------------------------------------------------------------------
P=            1,000    1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
n=             2.99     2.99      2.99      2.67      2.20      1.67      1.67      1.67      1.00
ERV=          1,485    1,725     1,220     1,140     1,443     1,166     1,453     1,088     1,099
T=           14.11%   19.97%     6.87%     5.03%    18.12%     9.65%    25.03%     5.16%     9.90%

Aggregate Total Return Inception

P=          1,000    1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
ERV=        1,485    1,725     1,220     1,140     1,443     1,166     1,453     1,088     1,099
ATR=      48.49%   72.49%    22.01%    13.98%    44.31%    16.64%    45.25%     8.78%     9.90%


For Robertson Stephens, "n" cannot be less than 1 since inception-to-date is less than one year.


Money Market 7-Day Yield

n=sum of seven daily distribution rates

n x 365 / 7 = 7 Day Current Yield

n =     0.000956986

Current
Yield =     4.99%

y=current yield   0.007128571

(1 + n) ^ (365 / 7) - 1 = 7 Day Effective Yield

Effective
Yield =     5.11%